                                                                    Exhibit 99.2

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

                                    GIVE THE
                                    SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:           NUMBER OF -
------------------------            -----------------------

1. Individual                       The individual

2. Two or more                      The actual owner of the
individuals(1) (joint               account or, if combined
account)                            funds, the first
                                    individual on the
                                    account(2)

3. custodian account of a           The minor(3)
minor (Uniform Gift to
Minors Act)

4. a. The usual revocable           The grantor-trustee(2)
savings trust(grantor is also
trustee)                            The actual owner(2)
    b. So-called trust              The owner(4)
account that is not a legal or
valid trust under state law         The owner(4)

5. Sole proprietorship

6. Sole proprietorship


                                    GIVE THE EMPLOYER
                                    INDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF -
-------------------------           --------------------
7. A valid trust, estate, or        The legal entity (5)
pension trust

8. Corporate account                The corporation

9. Association, club,               The organization
religious, charitable,
educational or other tax-
exempt organization

10. Partnership account             The partnership

11. A broker or registered          The broker or nominee
nominee

12. Account with the                The public entity
Department of Agriculture
in the name of a public
entity (such as a state or
local government, school
district, or prison) that
receives agricultural
program payments

(1) Includes husband and wife, and adult minor. If adult and minor, give Social Security number of the adult or, if the minor is the only contributor, the minor.

(2)   List first and circle the name of the person whose number you furnish.

(3)   Circle the minor's name and furnish the minor's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your SSN or EIN.

(5) List first and circle the name of the valid trust, estate or pension fund. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER (TIN) ON SUBSTITUTE FORM W-9
              (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

                                     PAGE 2
NAME

If your are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your FIRST name, the last name shown on your social security card, and your new last name.

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card, from our local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from you local Internal Revenue Service (the "IRS") office.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees generally exempt from backup withholding and or which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation (except certain hospitals described in Regulations section 1.6041-3(a)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.

      (1)   A corporation.

      (2) An organization exempt from tax under section 501 (a), or an individual retirement plan ("IRA"), or a custodial account under section 403 (b) (7) if the account satisfies the requirements of section 401(f) (2)

      (3)   The United States or any of its agencies or instrumentalities.

      (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivision or instrumentalities.

      (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

      (6) An international organization or any of its agencies or instrumentalities.

      (7)   A foreign central bank of issue.

      (8) A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

      (9) A futures commission merchant registered with the commodity Futures Trading Commission.

      (10)  A real estate investment trust

      (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

      (12)  A common trust fund operated by a bank under section 584 (a).

      (13)  A financial institution.

      (14) A middleman know in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc, Nominee List.

      (15)  A trust exempt from tax under section 664( c) or described in section 4947 (a) (1).

Payments of dividends generally not subject to backup withholding include the following:

o     Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and that have a least one nonresident alien partner.

o     Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o     Payments described in section 6049(b) (5) to nonresident aliens.

o     Payments on tax-free covenant bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Mortgage interest paid by you.

Payments that are not subject to information reporting are generally also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE. - Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TIN. - If you fail to furnish your correct TIN to a requester (the person asking you to furnish your TIN), you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                                      YOUR
                            TAX CONSULTANT OR THE IRS